SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 27, 2019

FIRST SAVINGS FINANCIAL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Indiana	001-34155	37-1567871
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

501 East Lewis & Clark Parkway, Clarksville, Indiana	47129
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (812) 283-0724

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	FSFG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 8.01. Other Events

 On November 27, 2019, the Board of Directors of the Company declared a cash dividend on the Company’s outstanding shares of common stock. The dividend of $0.16 per share will be paid on or about December 31, 2019 to stockholders of record on December 13, 2019.  Also, on December 2, 2019, the Company issued a press release announcing that the Company’s annual meeting of stockholders will be held on February 18, 2020.

A copy of the press release announcing the cash dividend and annual meeting date is included as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits

99.1 Press release dated December 2, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST SAVINGS FINANCIAL GROUP, INC.

DATE: December 2, 2019	By:	/s/ Anthony A. Schoen
Anthony A. Schoen President and Chief Executive Officer